     As filed with the Securities and Exchange Commission on July 11, 1997
                                                      Registration No. 333-23763
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                                     -----
                          The Securities Act of 1933
                          --------------------------
                                ---------------

                                 JETFAX, INC.
            (Exact name of Registrant as specified in its charter)

                                ---------------

           Delaware                               3577                      77-0182451
  (State or other jurisdiction        (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)      Classification Code Number)    Identification Number)

                               1376 Willow Road
                         Menlo Park, California 94025
                                (415) 324-0600
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             EDWARD R. PRINCE, III
                      President, Chief Executive Officer
                           and Chairman of the Board
                                 JetFax, Inc.
                               1376 Willow Road
                         Menlo Park, California 94025
                                (415) 324-0600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ---------------

                                  Copies to:

   CLIFFORD S. ROBBINS, ESQ.                       JOHN F. SEEGAL, ESQ.
     SUSAN J. SKAER, ESQ.                            IAIN MICKLE, ESQ.
General Counsel Associates LLP                     BRETT E. COOPER, ESQ.
    1891 Landings Drive                      Orrick, Herrington & Sutcliffe LLP
Mountain View, California 94043                     400 Sansome Street
        (415) 428-3900                        San Francisco, California 94111
                                                         (415) 392-1122

                                ---------------


===============================================================================

                                 JETFAX, INC.

        This Registration Statement, as amended to the date of its effectiveness (June 10, 1997) registered 4,025,000 shares of the Common Stock of JetFax, Inc. (the "Registrant"). Of this amount, the Registrant sold an aggregate of 3,500,000 shares to the Underwriters. The offering has now been terminated. Accordingly, the Registrant hereby deregisters 525,000 shares of the Common Stock originally covered by the Registration Statement.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 11th day of July, 1997.

                                        JETFAX, INC.


                                        By                  *
                                           -------------------------------------
                                                    EDWARD R. PRINCE, III,
                                             PRESIDENT, CHIEF EXECUTIVE OFFICER
                                                   AND CHAIRMAN OF THE BOARD


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        SIGNATURES                      TITLE                         DATE
        ----------                      -----                         ----
             *                  President, Chief Executive         July 11, 1997
----------------------------     Officer and Chairman of the
  (EDWARD R. PRINCE, III)        Board (Principal Executive
                                 Officer)

             *                  Vice President of Finance,         July 11, 1997
----------------------------     Chief Financial Officer, and
      (ALLEN K. JONES)           Secretary (Principal Financial
                                 and Accounting Officer)

             *                  Director                           July 11, 1997
----------------------------
       (THOMAS B. AKIN)

             *                  Director                           July 11, 1997
----------------------------
      (DOUGLAS Y. BECH)

             *                  Director                           July 11, 1997
----------------------------
    (STEVEN J. CARNEVALE)

             *                  Director                           July 11, 1997
----------------------------
        (CHUNG CHIU)

             *                  Director                           July 11, 1997
----------------------------
      (SHELLEY HARRISON)

             *                  Director                           July 11, 1997
----------------------------
   (EDWARD R. PRINCE, JR.)

             *                  Director                           July 11, 1997
----------------------------
       (LOU B. RADIN)

*By:  /s/ SUSAN J. SKAER
    ------------------------
        ATTORNEY-IN-FACT

                                     II-6